UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
October 17, 2005
CRAFTMADE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26667	75-2057054
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
650 South Royal Lane, Suite 100
Coppell, Texas 75019
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 393-3800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
SIGNATURES

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     On October 17, 2005, Wachovia Bank, National Association, Hickory, North Carolina, extended the promissory note (the “Note”) with Prime/Homes Impressions, LLC, a 50% owned subsidiary of Craftmade International, Inc. (the “Company”). The extension is for the original principal amount of $3,000,000 at an interest rate equal to the monthly LIBOR index plus 2%. The extension provides that the Note will mature on December 15, 2006. The Company has agreed to be a guarantor of the Note and under such guaranty agreement the Company is jointly and severally liable for the amount payable under the Note.
Section 2 — Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     See Item 1.01 “Entry into a Material Definitive Agreement.”
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAFTMADE INTERNATIONAL, INC.
Date: November 1, 2005	By:	/s/ J. Marcus Scrudder
J. Marcus Scrudder
Chief Financial Officer